Exhibit 4.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of June 11, 2012 by and among:

SALLY HOLDINGS LLC, a Delaware limited liability company, BEAUTY SYSTEMS GROUP, LLC, a Delaware limited liability company, and SALLY BEAUTY SUPPLY, LLC, a Delaware limited liability company (collectively, the “Domestic Borrowers”);

BEAUTY SYSTEMS GROUP (CANADA), INC., a New Brunswick corporation (the “Canadian Borrower”),

SBH FINANCE B.V., a private limited liability company, incorporated under the laws of the Netherlands (the “Foreign Borrower” and, collectively with the Domestic Borrowers and the Canadian Borrower, the “Borrowers”);

the GUARANTORS party to the Credit Agreement set forth on Schedule II annexed hereto (collectively, the “Guarantors” and, together with the Borrowers, the “Loan Parties”);

the LENDERS now party to the Credit Agreement (as defined below);

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and for the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) to the Credit Agreement (as defined below); and

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Agent.

W I T N E S S E T H :

A.            Reference is made to a certain Credit Agreement dated as of November 12, 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, (i) the Borrowers, (ii) the Guarantors, (iii) the Administrative Agent, (iv) the Collateral Agent, (v) the Canadian Agent, and (vi) the Lenders party thereto (the “Lenders”).  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.            The parties hereto desire to effect amendments to the Credit Agreement as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Section 2.              Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)           The definition of “Consolidated Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“‘Consolidated Fixed Charge Coverage Ratio’ means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures (excluding any Capital Expenditure made with all or any portion of the proceeds, applied within twelve months of receipt thereof, from (x) any casualty insurance, condemnation or eminent domain, or (y) any sale of assets (other than Inventory) and excluding (z) any Capital Expenditure made with all or any portion of the proceeds from the sale of Equity Interests, provided that any such Capital Expenditure is made or committed to be made within six (6) months after the date of receipt of the initial proceeds from the sale of such Equity Interests) minus (iii) the aggregate amount of Federal, state, provincial, territorial, municipal, local and foreign income taxes paid in cash during such period to (b) the Debt Service Charges, in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.”

(b)           The definition of “Payment Conditions” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

‘“Payment Conditions’ means, at the time of determination with respect to any Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of the making of such Restricted Payment, and (b) if after giving pro forma effect to such Restricted Payment, (x) Excess Availability for the 45 day period immediately preceding, and on the date of, such Restricted Payment was equal to or greater than 20% of the Loan Cap, and (y) the Consolidated Fixed Charge Coverage Ratio, for the most recent Measurement Period, is equal to or greater than 1.2:1.0.  If after giving pro forma effect to such Restricted Payment, Excess Availability would be equal to or less than 50% of the Loan Cap, the Parent shall furnish the Administrative Agent with prior notice of any such Restricted Payment which is subject to the Payment Conditions, together with supporting documentation evidencing the satisfaction of the Excess

Availability requirements and the satisfaction of the required Consolidated Fixed Charge Coverage Ratio, no less than five (5) Business Days prior to the consummation of any such Restricted Payment.”

(c)           Section 7.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“7.13      Consolidated Fixed Charge Coverage Ratio.  During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each month, on a trailing twelve (12) month basis to be less than 1.1:1.0.”

Section 3.              Certain Additional Technical Amendments to Credit Agreement.

The parties hereto agree that the Credit Agreement is hereby further amended as follows:

(a)           The second sentence of Section 2.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“Each such notice must be received by the Administrative Agent or the Canadian Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of or continuation of Euribor Rate Loans, LIBOR Rate Loans or BA Equivalent Loans or of any conversion of any such Loans to Loans of a different Type, (ii) four (4) Business Days prior to the requested date of any Committed Borrowing to be made in an Optional Currency of, conversion to, or continuation of Euribor Rate Loans, LIBOR Rate Loans or BA Equivalent Loans in an Optional Currency or of any conversion of any such Loans to Loans of a different Type, and (iii) on the requested date of any Committed Borrowing of any of Canadian Prime Rate Loans, Domestic Prime Rate Loans or US Index Rate Loans.”

(b)           The parenthetical phrase at the end of Section 6.01(a) is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“(it being agreed that the furnishing or filing of Holdings’ annual report on Form 10-K for such year as filed with the SEC, shall satisfy this subsection 6.01(a) with respect to such fiscal year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of scope of audit)”;

(c)           The parenthetical phrase at the end of Section 6.01(b) is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“(it being agreed that the furnishing or filing of Holdings’ quarterly reports on Form 10-Q, as filed with the SEC, shall satisfy this subsection 6.01(b))”

(d)           Section 6.02(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a)         concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary for their certification of such financial statements, such Registered Public Accounting Firm has not obtained any knowledge of the existence of any Default under Section 7.13 (but only if, during the Fiscal Year, Section 7.13 was applicable) the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event (which certificate may be limited to the extent required by accounting rules or guidelines);”

(e)           Section 6.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)         concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) of Section 6.01 (commencing with the delivery of the financial statements for the Fiscal Quarter ended December 31, 2010), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Holdings shall also provide a statement of reconciliation conforming such financial statements to GAAP, and in the case of quarterly reporting only, a copy of management’s discussion and analysis with respect to such financial statements if not included in Holdings’ Form 10-Q;”

(f)            Section 6.02(c) of the Credit Agreement is hereby amended by inserting the phrase “or Holdings” immediately after the phrase “of the Parent” appearing therein and by inserting the phrase “or Holdings’” immediately after the phrase “from the Parent’s” appearing therein.

(g)           The penultimate paragraph of Section 6.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Documents required to be delivered pursuant to paragraphs (a) and (b) of Section 6.01 or pursuant to Section 6.02(e) to the extent any such documents and the information required to be provided therewith as set forth above are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed on Schedule 10.02 or filed with the SEC; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.”

Section 4.              Representations and Warranties.  Each Loan Party hereby makes all representations, warranties, and covenants set forth in the Credit Agreement and the other Loan Documents as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date).

Section 5.              Ratification of Loan Documents.  Except as specifically amended by this Amendment, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral granted by any Loan Party.

Section 6.              Conditions Precedent to Effectiveness.  This Amendment shall not be effective until the following conditions precedent have each been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.             This Amendment shall have been duly executed and delivered by the Borrowers and Guarantors set forth herein; and

b.             This Amendment shall have been duly executed by the Administrative Agent, the Collateral Agent and the Required Lenders.

Upon the satisfaction of the condition precedent set forth above, this Amendment shall be effective immediately and, in this connection, all calculations of “Consolidated Fixed Charge Coverage Ratio” and “Payment Conditions” occurring after the date hereof shall be made after giving effect to this Amendment.

Section 7.              Miscellaneous.

a.             This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.             This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.             Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

d.             The Loan Parties shall pay all Credit Party Expenses of the Administrative Agent and the Secured Parties, including, without limitation, all such Credit Party Expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment in accordance with the terms of the Credit Agreement.

e.             THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

f.              Upon the satisfaction of the conditions to effectiveness of this Amendment as set forth in Section 6 hereof, each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

LOAN PARTIES:

DOMESTIC BORROWERS:

SALLY HOLDINGS LLC
BEAUTY SYSTEMS GROUP LLC
SALLY BEAUTY SUPPLY LLC

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	Senior Vice President and Chief Financial Officer

CANADIAN BORROWER:

BEAUTY SYSTEMS GROUP (CANADA), INC.

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	Senior Vice President and Chief Financial Officer

FOREIGN BORROWER:

SBH FINANCE B.V.

By: ANT Management (Netherlands) B.V.
Title:	Director A
Jointly represented by:

By:	/s/ Elsina T. Kromhout
Name:	Elsina T. Kromhout
Place:	Rotterdam, the Netherlands
Date:	8 June 2012

By:	/s/ Dedde Zeelenberg
Name:	Dedde Zeelenberg
Place:	Rotterdam, the Netherlands
Date:	8 June 2012

Signature Page to Amendment No. 1 to ABL Credit Agreement

Mark Faulkner
Title: Director B

By:	/s/ Mark Faulkner
Name:	Mr. Mark Faulkner
Place:	Monterrey, MX
Date:	June 8, 2012

Signature Page to Amendment No. 1 to ABL Credit Agreement

GUARANTORS:

SALLY BEAUTY HOLDINGS, INC.

SALLY INVESTMENT HOLDINGS LLC

INNOVATIONS — SUCCESSFUL SALON SERVICES

NEKA SALON SUPPLY, INC.

PROCARE LABORATORIES, INC.

ARMSTRONG MCCALL HOLDINGS, INC.

ARMSTRONG MCCALL MANAGEMENT, L.C.

ARMSTRONG MCCALL HOLDINGS, L.L.C.

ARNOLD’S, INC.

ARMSTRONG MCCALL, L.P.

DIORAMA SERVICES COMPANY, LLC

SALLY CAPITAL INC.

SALLY BEAUTY DISTRIBUTION LLC

SALLY BEAUTY DISTRIBUTION OF OHIO, INC.

SALLY BEAUTY INTERNATIONAL FINANCE LLC

BEAUTY HOLDING LLC

SOREN ENTERPRISES, INC.

BEYOND THE ZONE, INC.

SILK ELEMENTS, INC.

HIGH INTENSITY PRODUCTS, INC.

NAIL LIFE, INC.

SEXY U PRODUCTS, INC.

FOR PERMS ONLY, INC.

ENERGY OF BEAUTY, INC.

MIRACLE LANE, INC.

TANWISE, INC.

SATIN STRANDS, INC.

POWER IQ, INC.

DESIGN LENGTHS, INC.

BRENTWOOD BEAUTY LABORATORIES INTERNATIONAL, INC.

ION PROFESSIONAL PRODUCTS, INC.

NEW IMAGE PROFESSIONAL PRODUCTS, INC.

ESTHETICIAN SERVICES, INC.

FEMME COUTURE INTERNATIONAL, INC.

GENERIC VALUE PRODUCTS, INC.

VENIQUE, INC. (FORMERLY KNOWN AS MODERN PANACHE, INC.)

LAND OF DREAMS, INC.

COLORESSE, INC.

AERIAL COMPANY, INC.

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	Senior Vice President and
Chief Financial Officer

Signature Page to Amendment No. 1 to ABL Credit Agreement

SALON SUCCESS INTERNATIONAL, LLC

By:	/s/ Mark J. Flaherty
Name:	Mark J. Flaherty
Title:	Authorized Signatory

Schedule I to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent, as Collateral Agent, as
Domestic L/C Issuer, as Domestic Swing Line
Lender, and as a Domestic Lender

By:	/s/ Matthew Potter
Name:	Matthew Potter
Title:	Vice President

BANK OF AMERICA, N.A. (ACTING
THROUGH ITS CANADA BRANCH), as
Canadian Agent, as Canadian Swing Line
Lender, and as a Canadian Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

WELLS FARGO BANK, N.A., as a Domestic
Lender

By:	/s/ Y. Sonia Anandray
Name:	Y. Sonia Anandray
Title:	Authorized Officer

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Canadian
Lender

By:	/s/ Lawrence Clement
Name:	Lawrence Clement
Title:	Senior Vice President

Schedule I to First Amendment to Credit Agreement

WELLS FARGO BANK, N.A. (LONDON
BRANCH), as European Funding Agent for
Wells Fargo Bank, N.A. and Wells Fargo
Capital Corporation Canada

By:	/s/ pp M. Korimbocus
Name:	Anja Best
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a
Domestic Lender

By:	/s/ Andrew Ray
Name:	Andrew Ray
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., (thourgh
its Toronto branch), as Canadian Lender

By:	/s/ Auggie Marchetti
Name:	Auggie Marchetti
Title:	Senior Vice President & Region Mgr

Schedule I to First Amendment to Credit Agreement

UBS AG, STAMFORD BRANCH, as a
Domestic Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Christopher Gomes
Name:	Christopher Gomes
Title:	Associate Director

UBS AG, CANADA BRANCH, as a Canadian
Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Christopher Gomes
Name:	Christopher Gomes
Title:	Associate Director

PNC BANK, NATIONAL ASSOCIATION,
as a Domestic Lender

By:	/s/ Biana Sidanova
Name:	Biana Sidanova
Title:	Commercial Banking Officer

Schedule I to First Amendment to Credit Agreement

PNC BANK CANADA BRANCH, as a
Canadian Lender

By:	/s/ Mike Danby
Name:	Mike Danby
Title:	Assistant Vice President

ROYAL BANK OF CANADA, as a Domestic
Lender and as a Canadian Lender

By:	/s/ Robert Kizell
Name:	Robert Kizell
Title:	Attorney in Fact

By:	/s/ Felix Mednikov
Name:	Felix Mednikov
Title:	Attorney in Fact

FIFTH THIRD BANK, as a Domestic Lender

By:	/s/ Robby Cohenour
Name:	Robby Cohenour
Title:	Officer

Schedule I to First Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Domestic Lender

By:	/s/ Ari Bruger
Name:	Ari Bruger
Title:	Vice President

By:	/s/ Alex Verdone
Name:	Alex Verdone
Title:	Associate

DEUTSCHE BANK AG NEW YORK
BRANCH, as Domestic Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazorov
Title:	Director

By:	/s/ Courtney E. Meehan
Name:	Courtney E. Meehan
Title:	Vice President

DEUTSCHE BANK AG CANADA
BRANCH, as Domestic Lender

By:	/s/ Paul Jurist
Name:	Paul Jurist
Title:	Managing Director &
Chief Country Officer

By:	/s/ Marcellus Leung
Name:	Marcellus Leung
Title:	Assistant Vice President

Schedule I to First Amendment to Credit Agreement

SCHEDULE I

Borrowers

SALLY HOLDING LLC
BEAUTY SYSTEMS GROUP LLC
SALLY BEAUTY SUPPLY LLC
BEAUTY SYSTEMS GROUP (CANADA), INC.
SBH FINANCE BV

Schedule I to First Amendment to Credit Agreement

SCHEDULE II

Guarantors

Name of Loan Party	Type of Loan Party
Aerial Company, Inc.	Guarantor
Armstrong McCall Holdings, Inc.	Guarantor
Armstrong McCall Management, L.C.	Guarantor
Armstrong McCall Holdings, L.L.C.	Guarantor
Armstrong McCall, L.P.	Guarantor
Arnold’s, Inc.	Guarantor
Beauty Holding LLC	Guarantor
Beauty Systems Group (Canada), Inc.	Foreign Guarantor Canadian Guarantor
Beyond the Zone, Inc.	Guarantor
Brentwood Beauty Laboratories International, Inc.	Guarantor
Coloresse, Inc.	Guarantor
Design Lengths, Inc.	Guarantor
Diorama Services Company, LLC	Guarantor
Energy of Beauty, Inc.	Guarantor
Esthetician Services, Inc.	Guarantor
Femme Couture International, Inc.	Guarantor
For Perms Only, Inc.	Guarantor
Generic Value Products, Inc.	Guarantor
High Intensity Products, Inc.	Guarantor
Innovations — Successful Salon Services	Guarantor
Ion Professional Products, Inc.	Guarantor
Land of Dreams, Inc.	Guarantor
Miracle Lane, Inc.	Guarantor
Modern Panache, Inc.	Guarantor
Nail Life, Inc.	Guarantor
Neka Salon Supply, Inc.	Guarantor
New Image Professional Products, Inc.	Guarantor
Power IQ, Inc.	Guarantor
Procare Laboratories, Inc.	Guarantor
Sally Beauty Distribution of Ohio, Inc.	Guarantor
Sally Beauty Distribution LLC	Guarantor
Sally Beauty Holdings, Inc.	Guarantor
Sally Beauty International Finance LLC	Guarantor
Sally Capital Inc.	Guarantor
Sally Investment Holdings LLC	Guarantor

Schedule II to First Amendment to Credit Agreement

Salon Success International, LLC	Guarantor
Satin Strands, Inc.	Guarantor
SBH Finance B.V.	Canadian Guarantor
Schoeneman Beauty Supply, Inc.	Guarantor
Sexy U Products, Inc.	Guarantor
Silk Elements, Inc.	Guarantor
Soren Enterprises, Inc.	Guarantor
Tanwise, Inc.	Guarantor

Schedule II to First Amendment to Credit Agreement